                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           YARDVILLE NATIONAL BANCORP
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                          YARDVILLE NATIONAL BANCORP
                            3111 QUAKERBRIDGE ROAD
                          TRENTON, NEW JERSEY 08619

                                                     March 27, 1997
To Our Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders of Yardville National Bancorp to be held on Thursday, April 24, 1997 at 10:00 a.m. at La Villa Ristorante, 2275 Kuser Road, Hamilton, New Jersey.

   At this annual meeting of the Company, shareholders will be asked to elect four directors to the Company's Board of Directors to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified.

   Shareholders will also be asked to consider the adoption of an amendment to the 1988 Stock Option Plan extending the exercise period in the event of disability or death from six (6) months to twelve (12) months.

   In addition, shareholders will be asked to consider the adoption of the 1997 Stock Option Plan, which provides for grants to key employees of the Company and The Yardville National Bank of up to 200,000 options to acquire shares of the Company's common stock.

   During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions you may have.

   The Company has scheduled a continental breakfast for shareholders immediately preceding the annual meeting.

   Whether or not you plan to be at the meeting, please be sure to complete, sign and return the proxy card enclosed with this Proxy Statement, so that your shares may be voted in accordance with your wishes.


                                                     Very truly yours,


                                                     PATRICK M. RYAN, President

                          YARDVILLE NATIONAL BANCORP
                            3111 QUAKERBRIDGE ROAD
                          TRENTON, NEW JERSEY 08619

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 24, 1997

   Notice is hereby given that the Annual Meeting of Shareholders of Yardville National Bancorp (the "Company") will be held at La Villa Ristorante, 2275 Kuser Road, Hamilton, New Jersey on April 24, 1997 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

   1. The election of the four persons named in the accompanying Proxy Statement to serve as directors of the Company until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified.

   2. To approve an amendment to the Company's 1988 Stock Option plan (the "1988 Plan") in order to extend the exercise period of the options in the event of disability or death of the optionees from six (6) months to twelve (12) months.

   3. To approve the Company's 1997 Employee Stock Option Plan (the "1997
Plan").

   4. Such other business as shall properly come before the meeting.

   Shareholders of record at the close of business on March 12, 1997 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the meeting, it is suggested that the enclosed proxy be executed and returned to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy or by delivering a written notice of revocation to the Company at or prior to the meeting.


                                            By Order of the Board of Directors

                                            STEPHEN F. CARMAN, Secretary
March 27, 1997

                 IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

                          YARDVILLE NATIONAL BANCORP
                            3111 QUAKERBRIDGE ROAD
                          TRENTON, NEW JERSEY 08619

                               PROXY STATEMENT
                             DATED MARCH 27, 1997

                     GENERAL PROXY STATEMENT INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Yardville National Bancorp (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at La Villa Ristorante, 2275 Kuser Road, Hamilton, New Jersey on Thursday April 24, 1997, or such later date to which the Annual Meeting may be adjourned or postponed. This Proxy Statement is first being mailed to shareholders on approximately March 27, 1997.

   If a shareholder is participating in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Dividend Reinvestment Plan"), the shareholder will receive a single proxy covering both the shares of the Company's common stock, no par value (the "Common Stock"), held by the shareholder in certificate form and the shares of Common Stock held by the Dividend Reinvestment Plan Administrator in the shareholder's Dividend Reinvestment Plan account. If a proxy is not returned, shares of Common Stock represented by the proxy, including any held under the Dividend Reinvestment Plan, will not be voted.

OUTSTANDING SHARES AND VOTING RIGHTS

   The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is March 12, 1997. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

   On the record date 2,447,664 shares of Common Stock (the only class of stock outstanding) were outstanding and all outstanding shares are eligible to be voted at the Annual Meeting. Each share of Common stock is entitled to one vote.

   A plurality of the votes cast is necessary for the election of directors, Proposal I. The affirmative vote of the holders of a majority of the votes cast is necessary for approval of the amendment to the 1988 Plan and adoption of the 1997 Plan, Proposals II and III, respectively.

   All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the four nominees for director who are named in this Proxy Statement, in favor of the amendment to the 1988 Plan, and in favor of the adoption of the 1997 Plan, unless the shareholder specifies a different choice by means of his or her proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion.

   At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person and votes cast by proxy. Under applicable state law and the Company's Restated Certificate of Incorporation and By-Laws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. Where state law or the Company's Restated Certificate of Incorporation or By-Laws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.

REVOCABILITY OF PROXIES

   Any shareholder giving a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by a later-dated proxy or by a written revocation sent to Stephen F. Carman, Secretary of the Company, at 4569 South Broad Street, Yardville, New Jersey 08620 (Mailing Address: P.O. Box 8487, Trenton, New Jersey 08650). A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

SOLICITATION OF PROXIES

   This proxy solicitation is being made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Company or the Company's wholly-owned subsidiary, The Yardville National Bank (the "Bank"), who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

                     PROPOSAL I -- ELECTION OF DIRECTORS

   The By-Laws and Restated Certificate of Incorporation of the Company provide that the number of directors shall not be less than five or more than twenty five and permits the exact number to be determined from time to time by the Board of Directors. The Board has fixed the number of directors at twelve.

   Pursuant to the Restated Certificate of Incorporation, the directors of the Company are divided into three classes and each class is elected to serve for staggered three year terms.

   Lorraine Buklad, has been nominated for a three year term as a director. Messrs. Sidney L. Hofing, James J. Kelly and Louis R. Matlack named in Table I below, were appointed to the Board of Directors on March 26, 1997 to fill vacancies created when Edward M. Hendrickson, John C. Stewart and William J, Steiner, Jr. resigned from the Board and accepted Director Emeritus positions during 1996 and 1997. Messrs. Hofing, Kelly and Matlack have also been nominated for three year terms as directors in order that each class will have an equal number of directors. The eight directors named in Table II below have terms of office extending beyond the Annual Meeting. If, for any reason, any of the four nominees becomes unavailable for election, the proxy solicited by the Board of Directors will be voted for such substituted nominee as is selected by the Board of Directors. The Board has no reason to believe that any of the named nominees are not available or will not serve if elected.

   The names of the nominees for election and certain information about them and about the directors whose terms extend beyond this Annual Meeting are set forth in the tables below. Years of service on the Board of Directors includes prior service on the Bank's board.

                 TABLE I -- NOMINEES FOR 1997 ANNUAL MEETING

                                                                                 Nominated
Name, Age and                     Principal Occupations              Director    for Term
Position with Company             During Past Five Years              Since      Expiring
 ---------------------   ----------------------------------------   ----------    -----------
Lorraine Buklad, 61     Funeral Director, President of Buklad          1988          2000
                        Memorial Homes, Hamilton Township and
                        Yardville, New Jersey

Sidney L. Hofing, 62    President and Chief Executive Officer of The   1997          2000
                        Eagle Group, Inc. and Chairman of General
                        Packaging Service, Inc., Trenton, New Jersey

James J. Kelly, 62      Private Consultant, North Brunswick, New       1997          2000
                        Jersey

Louis R. Matlack, 62    Principal, Matlack Mediation, Camden, New      1997          2000
                        Jersey


      TABLE II -- DIRECTORS WHOSE TERMS CONTINUE BEYOND THIS ANNUAL MEETING

                                                                                          Nominated
Name, Age and                             Principal Occupations               Director    for term
Position with Company                    During Past Five Years                Since      Expiring
 ---------------------------   -------------------------------------------   ----------    -----------
Anthony M. Giampetro, 60      Physician, private practice                       1994          1998

Patrick M. Ryan, 52           President and CEO of the Bank and the             1992          1998
President and Chief           Company, October 1992 to present; employed
Executive Officer             by the Bank since November 7, 1991.

F. Kevin Tylus, 42            Vice President/Director for Prudential            1992          1998
                              Health Care Group (July 1995 to present);
                              formerly Vice President and Chief Operating
                              Officer for Eastern Mercy Health System
                              (September 1992 to July 1995); formerly
                              Management Consulting partner with Deloitte
                              & Touche (November 1984 to September 1992)

Elbert G. Basolis, Jr., 35    President, CFO and Owner of Aqua Control          1996          1998
                              Inc.; Executive Vice President of Garrison
                              Enterprises, Inc.; Vice President, CFO and
                              owner of South Jersey Wiping Cloth Co.; CFO
                              and owner of Trans Continental Trading

C. West Ayres, 69             President, Ayres Pontiac-Cadillac Company,        1978          1999
                              Inc. (car sales)

Jay G. Destribats, 62         Chairman of the Board of the Company and          1990          1999
Chairman of the Board         the Bank, Partner, Destribats, Campbell,
                              DeSantis, Magee and O'Donnell (counselors
                              at law)

Gilbert W. Lugossy, 61        Member, New Jersey State Parole Board             1991          1999
                              (April 1990 to present)

Weldon J. McDaniel, Jr., 70   Technical Assistant -- Engineering, USX           1986          1999
                              Corporation (March 1993 to present);
                              formerly Designer, Orbital Engineering,
                              Inc. (March 1990 to March 1993)


   No director of the Company is also a director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

        PROPOSAL II -- APPROVAL OF AMENDMENT TO 1988 STOCK OPTION PLAN

   Employees of the Company and the Bank are eligible to receive options to purchase Common Stock pursuant to the Company's 1988 Stock Option Plan (the "1988 Plan"). The 1988 Plan is to be administered by a committee (the 1988 Plan "Committee") of not less than two directors of the Company, none of whom may be granted options under the 1988 Plan while they serve on the 1988 Plan Committee. Under the 1988 Plan, the 1988 Plan Committee may grant options to purchase up to 164,000 shares of Common Stock in the aggregate. The purchase price per share under each option shall be determined by the 1988 Plan Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of options granted to a person who on the date of grant owns more than 10% of the Common Stock). The 1988 Plan provides for adjustment of the number of shares subject to the 1988 Plan and the number of shares that may be purchased and the purchase price under each outstanding option in the event of any changes in the outstanding Common Stock by reason of stock dividends, stock splits, mergers, recapitalizations and similar events. The 1988 Plan Committee has discretion to establish the term and vesting schedule for options, although the term may not exceed ten years (five years in the case of an option granted to a person who owns more than 10% of the Common Stock on the date of grant) and the 1988 Plan provides that options generally will vest during a period of up to five years after the date of grant. Options to purchase 75,630 shares were outstanding as of January 30, 1997, of which options to purchase 69,914 shares are exercisable as of the date hereof.

   The 1988 Plan provides that in the event that an option holder is permanently disabled or dies while in the employ of the Company or the Bank, such holder's option and all rights thereunder shall be exercisable by the holder (or such holder's legal representative, designated beneficiary or executor, as the case may be) at any time within six months after termination of employment for disability or death. On March 26, 1997, the Board of Directors approved an amendment to the 1988 Plan (subject to shareholder approval at this Annual Meeting) to extend the exercise period to twelve (12) months in the event of disability or death. These amendments are being made pursuant to current provisions of the Internal Revenue Code of 1986, as amended (the "Code") and allow sufficient time for optionees to exercise options in the event of disability or death. The 1988 Plan had 2,261 additional shares available for grant as of December 31, 1996 and no incentive stock options may be granted under the 1988 Plan after February 24, 1998.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II, ADOPTION OF THE AMENDMENT TO THE 1988 STOCK OPTION PLAN.

            PROPOSAL III -- APPROVAL OF THE 1997 STOCK OPTION PLAN

   The Board of Directors has approved for submission to the shareholders, the Yardville National Bancorp 1997 Stock Option Plan (the "1997 Plan"), which provides for grants to employees of the Company and the Bank of up to 200,000 options to acquire shares of the Common Stock. A copy of the 1997 Plan in its current form (excluding the form of stock option agreement referenced therein) is set forth as Exhibit A to this Proxy Statement. The objective of the 1997 Plan is to assist the Company in attracting and retaining highly qualified persons as employees of the Company and the Bank and to provide such employees with incentives to contribute to the growth and development of the Company. The 1997 Plan provides for the granting of both incentive stock options under
Section 422 of the Code and non-qualified stock options.

ADMINISTRATION

   The 1997 Plan will be administered by a Stock Option Committee (the "Committee") of not less than two Directors who are ineligible to receive options under the 1988 Plan within one year of such designation. The Board will annually appoint members of the Committee at the annual reorganization meeting.

   The Committee will identify the optionees and determine the number of shares subject to each option, the date of grant and the terms and conditions governing the option. The Committee has the responsibility of interpreting the 1997 Plan and making all administrative determinations thereunder.

ELIGIBILITY

   Options may be granted to any employee of the Company or the Bank. Since discretion for stock options is vested in the Committee, the Committee determines the identity and number of employees who will receive options under the 1997 Plan. A person who is a director of the Company or any of its subsidiaries will not be considered an employee for purposes of the 1997 Plan solely because he or she is a director. However, a person who is an employee will not be disqualified by virtue of being a director of the Company or any subsidiary.

TERMS AND CONDITIONS OF STOCK OPTIONS

   Term

   The 1997 Plan provides that if an optionee's employment terminates by reason of death or disability, his or her options will terminate twelve months later. If an optionee's employment terminates for any other reason, his or her options will terminate three months later.

   Each stock option granted under the 1997 Plan will expire no later than ten years after the date on which it shall have been granted. Any incentive stock options granted to any optionee who owns more than 10% of the Common Stock (a "10% Shareholder") will terminate no later than five years after the date on which the incentive stock option was granted.

   Limitations on Grant

   An option granted under the 1997 Plan may be either an incentive stock option or a non-qualified stock option. No incentive stock option may be granted to an individual if the fair market value (determined as of the date of grant of the option) of Common Stock which first becomes purchasable thereunder and under all other options held by such individual would exceed $100,000 in any calendar year. Options granted under the 1997 Plan that are not considered incentive stock options will be non-qualified stock options, and therefore, will not contain the dollar limitation stipulated for the incentive stock options.

   Exercise Price

   The 1997 Plan generally provides that options are to be granted at an exercise price equal to the "fair market value" (on the date of grant) of the Common Stock purchasable thereunder. The 1997 Plan provides that incentive stock options granted to 10% Shareholders must bear an exercise price of not less than 110% of "fair market value" on the date of grant. Fair market value will mean the closing price of a share of Common Stock on the immediately preceding business day as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or a similar organization if NASDAQ is no longer reporting such information.

   The 1997 Plan provides that the purchase price for shares acquired pursuant to the exercise of any option is payable in full at the time of exercise. The purchase price may be paid in cash or in shares of Common Stock already owned with a fair market value (on the date of exercise) equal to the purchase price for the shares being acquired pursuant to the exercise of options.

   SHARES SUBJECT TO THE 1997 PLAN

   If adopted, the 1997 Plan authorizes the Company to issue up to 200,000 shares of Common Stock upon exercise of options granted under the 1997 Plan. The 1997 Plan provides that the number of shares available for stock options and the number of shares covered by outstanding stock options will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Company's capital stock. Comparable changes will be made to the exercise price of outstanding options.

AMENDMENT AND TERMINATION

   By its terms, no incentive stock options may be gratned under the 1997 Plan after April 24, 2007. The Board of Directors has the right to terminate the 1997 Plan at any time.

   The Board of Directors also has the right to amend the 1997 Plan; provided, however, that it may not, without further shareholder approval (i) increase the maximum number of shares subject to the 1997 Plan (except for adjustments as described above), (ii) extend the period during which options may be granted or exercised or (iii) make any other changes unless the Board determines that the change would not materially increase the cost of the 1997 Plan to the Company.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE 1997 PLAN

   Incentive Stock Options

   For incentive stock options, the optionee will not realize any taxable income upon receipt of shares upon the exercise of the option. However, the excess of the fair market value of the stock on the date of exercise over the exercise price is an item of adjustment to be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon exercise are held at least two years from the date of grant and one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). If the two year and one year holding periods are not met (a "disqualifying disposition"), an optionee will realize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term or short-term gain depending upon whether the stock has been held for more than twelve months. If an optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

   In general, if an optionee in exercising an incentive stock option tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other incentive stock options, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other incentive stock option.

   As noted above, the exercise of an incentive stock option could subject the optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of adjustment for purposes of the alternative minimum tax. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in a given year. (alternative minimum tax, if applicable, would be incurred equal to 26% of the excess alternative minimum taxable income up to $175,000 and 28% for any amount in excess of $175,000).

   Nonqualified Stock Options

   Nonqualified stock options granted under the 1997 Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted an nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes. Generally, upon exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise.

   The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired upon the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

   Tax Rates

   Under current law, the maximum marginal Federal income tax rate on ordinary income is 39.6%. The maximum Federal income tax imposed on net capital gains, however, is 28%. Net capital gains means the excess of net long-term capital gains over net short-term capital loss. Net short-term capital gains may be taxed at rates for ordinary income. Capital losses may be offset only against capital gains and may be deducted against ordinary income only to the extent of three thousand dollars ($3,000) per year. There are proposals currently being considered by Congress that would change the taxation of capital gains and losses.

   The foregoing Federal income tax information is a summary only, and does not purport to be a complete statement of the relevant provisions of the Code. Because of the complexity of the Federal income tax laws and the application of various state income tax laws, optionees are advised to consult their personal tax advisors before exercising an option or disposing of any stock received pursuant to the exercise of an option.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL III, ADOPTION OF THE 1997 STOCK OPTION PLAN.

BOARD MEETINGS AND COMMITTEES, FUNCTIONS AND ATTENDANCE

   The Company held seven meetings of the Board during 1996. The directors of the Company also serve as directors of the Bank. The Board of Directors of the Bank holds regularly scheduled meetings once a month and special meetings as circumstances require. During 1996, the Board of Directors of the Bank held 12 meetings.

   The Board of Directors has a number of committees, including the Audit, Nominating, and Organization and Compensation Committees. The functions of those Committees are set forth below:

AUDIT

   Chaired by Mr. Lugossy and including Messrs. Steiner, Jr., McDaniel, Jr., Hendrickson, and Basolis, Jr., this committee met four times in 1996. The function of the Audit Committee is to review the general audit plan and report of the independent certified public accountants and recommend to the Board of Directors the appointment of independent certified public accountants. This committee also approves the internal audit and loan review scope, reviews internal audit reports and management's responses to those audits, reviews all examination reports of the regulatory agencies and recommends to the Board any action to be taken in connection therewith.

ORGANIZATION AND COMPENSATION

   Chaired by Mr. Tylus and including Messrs. Destribats, Ryan, Basolis, Jr., and McDaniel, Jr. this committee met five times in 1996. The Organization and Compensation Committee is responsible for assuring an effective and competitive salary structure for the senior management of the bank. This committee recommends to the Board employment, promotion and annual compensation arrangements for senior management of the Company and Bank.

NOMINATING

   Chaired by Mr. Destribats and including Ms. Buklad and Messrs. McDaniel, Jr., Ryan, Ayres, and Stewart, this committee met two times in 1996. The Nominating Committee considers the appropriate size and composition of the Board. This committee also recommends nominees to the Board of Directors for election as Directors.

   During 1996, each director of the Company, except Mr. Hendrickson, attended at least 75% of the aggregate total number of Board meetings of the Company and committee meetings of the committees of the Board of the Company on which they served. Due to declining health, Mr. Hendrickson resigned his position as a Board member on November 20, 1996.

                                  MANAGEMENT

   The following table sets forth the name and age of each executive officer of the Company and the Bank (excluding Messrs. Ryan and Destribats) and the business experience of these individuals during the past five years. The executive officers are appointed to their respective offices annually.

 Name, Age and                    Principal Occupations
Position with Company             During Past Five Years
 --------------------             ----------------------
Stephen F. Carman, 40
  Secretary and Treasurer. .....  Secretary and Treasurer of the Company
                                  and Executive Vice President and
                                  Chief Financial Officer of the Bank
                                  (December 1992 to present)
James F. Doran, 53
  First Senior Vice President ..  First Senior Vice President and Senior Loan
                                  Officer of the Bank (April 1996 to present); Senior Vice
                                  President of the Bank (January 1994 to April 1996); Vice
                                  President of the Bank (December 1992 to December 1994). Vice
                                  President of Howard Savings Bank (April 1989 to December
                                  1992)
Frank Durand, III, 46
  Senior Vice President ........  Senior Vice President and Bank
                                  Administrator of the Bank (February 1995 to present); Senior
                                  Vice President and Branch Administrator (November 1992 to
                                  February 1995)
Richard A. Kauffman, 50
  Senior Vice President ........  Senior Vice President and Controller
                                  of the Bank (March 1995 to present);
                                  Senior Vice President and Auditor of the
                                  Bank (April 1991 to March 1995)
Mary C. O'Donnell, 49
  First Senior Vice President ..  First Senior Vice President and Chief Credit
                                  Officer of the Bank (April 1996 to present); Senior Vice
                                  President of the Bank (September 1992 to April 1996); Vice
                                  President, Credit Administration of the Bank (November 1991
                                  to September 1992)
Sarah J. Strout, 42
  Senior Vice President ........  Senior Vice President, Commercial Lending of
                                  the Bank (January 1997 to present); Vice President,
                                  Commercial Lending of the Bank (October 1991
                                  to January 1997)

           STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

   The table below sets forth the beneficial ownership of the Company's Common Stock as of March 12, 1997, by each person who is known by the Company to beneficially own 5% or more of the Common Stock, each other director and nominee, the Chief Executive Officer of the Company, the Chairman of the Board and all directors and executive officers of the Company and the Bank as a group. All shares of a named person are deemed to be subject to that person's sole voting and investment power unless otherwise indicated. Shares subject to stock options are included as outstanding shares of Common Stock except to the extent such options are not exercisable within 60 days. Other than stock options, there are no securities outstanding giving the holders the right to acquire shares of Common Stock. The Chairman of the Board, the Chief Executive Officer and each each director and nominee have an address c/o Yardville National Bancorp, 3111 Quakerbridge Road, Trenton, New Jersey 08619.

                                                                     Percent
Name of Beneficial                    Number of Shares               of Common
Owner                                 Beneficially Owned(1)          Stock
------------------                    ---------------------          ----------
Directors:
C. West Ayres                                  39,229 (2)               1.60%
Elbert G. Basolis, Jr.                          9,200 (3)                 *
Lorraine Buklad                                63,178 (4)               2.58%
Jay G. Destribats                              26,316 (5)               1.07%
Anthony M. Giampetro, M.D.                     34,326 (6)               1.40%
Sidney L. Hofing                               21,234 (7)                 *
James J. Kelly                                 74,905                   3.06%
Gilbert W. Lugossy                              5,421 (2)                 *
Louis R. Matlack, Ph.D.                         7,824 (8)                 *
Weldon J. McDaniel, Jr.                        21,864 (2)(9)              *
Patrick M. Ryan                                68,525 (10)              2.78%
F. Kevin Tylus                                  7,300 (2)                 *
Directors and Executive
   Officers of the Company
   as a group (18 persons)                    419,472 (11)             16.70%
* Less than 1%


       (1) The number of beneficially owned shares includes shares over which the named person, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, has or shares (1) voting power, which includes the power to vote, or direct the voting of, such security; or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. It also includes shares owned by any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership for purposes of reporting requirements under Federal securities laws.

       (2) Includes in each case 1,600 shares issuable upon exercise of options held by the person named which were granted pursuant to the Company's 1994 Stock Option Plan (the "1994 Plan")(See Director Compensation Arrangements).

       (3) Includes 3,200 shares issuable upon exercise of options held by Mr. Basolis, Jr. under the 1994 Plan.

       (4) Includes 914 shares issuable upon exercise of options held by Ms. Buklad under the 1994 Plan.

       (5) Includes 5,000 shares issuable upon exercise of options held by Mr. Destribats under the Company's 1988 Plan (See Executive Officers' Compensation). (6) Includes 13,126 shares held in the name of Anthony M, Giampetro, M.D., custodian for Anthony Giampetro, John Giampetro, and Celeste Giampetro, under the Pennsylvania Uniform Gift to Minors

       Act, 8,000 shares held in the name of Bellarmino-Giampetro Profit Sharing Fund and 11,800 shares held in the name of Bellarmino-Giampetro Pension Voluntary Contribution Plan.
       (7) Includes 5,056 shares held in the Hofing Family Limited
       Partnership.
       (8) Includes 3,024 shares held in the R.W. Matlack Family Trust where Mr. Matlack is a co-trustee.
       (9) Includes 12,114 shares held in trust by Mr. McDaniel, Jr's spouse, as trustee (as to which Mr. McDaniel, Jr. disclaims beneficial ownership).
       (10) Includes 20,000 shares issuable upon exercise of options held by Mr. Ryan under the 1988 Plan (see Executive Officers' Compensation).
       (11) Includes 64,444 shares issuable upon exercise of options held by such persons as a group under the 1988 Plan and the 1994 Plan.

                        EXECUTIVE OFFICERS' COMPENSATION

                           SUMMARY COMPENSATION TABLE

   The following table sets forth compensation paid or allocated with respect to the years ended December 31, 1996, 1995 and 1994 for services rendered in all capacities to the Company and the Bank by the President and Chief Executive Officer of the Company and the Chairman of the Board of Directors, the only two executive officers whose aggregate salary and bonus exceeded $100,000 in any of such years:

=============================================================================================================

                                                            Long Term
                                                           Compensation
                                  Annual Compensation         Awards
-------------------------------------------------------------------------------------------------------------
 Name and Principal                             Bonus    Options/SARs(2)               All Other
       Position          Year    Salary ($)    ($)(1)           #                  Compensation($)(3)
-------------------------------------------------------------------------------------------------------------
Patrick M. Ryan,         1996     150,000      80,520              0                     6,188
President and CEO of     1995     150,000      68,060              0                     2,250
Company                  1994     133,330      50,665         40,000                     2,007
-------------------------------------------------------------------------------------------------------------
Jay G. Destribats,       1996     120,000           0              0                     5,465
Chairman of the          1995      90,000           0              0                     1,246
Company                  1994      50,000           0         20,000                       692
=============================================================================================================

(1) Paid in the fiscal year following the fiscal year for which they are reported.

(2) Represents options to acquire Common Stock granted to Messrs. Ryan and Destribats pursuant to the 1988 Plan.

(3) Represents the Company's 1996 contribution under its 401(k) plan in the amount of $4,500 for Mr. Ryan's benefit and $3,185 for Mr. Destribats' benefit. Other compensation also includes $1,688 for Mr. Ryan and $2,280 for Mr. Destribats representing the Company's 1996 annual premiums for an executive group term replacement life insurance plan. Prior years' compensation represents the Company's contribution under its 401(k) plan for the benefit of Messrs. Ryan and Destribats.

                      OPTION GRANTED IN LAST FISCAL YEAR

   There were no stock options granted to Mr. Ryan or Mr. Destribats in 1996.

       OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

   The following table sets forth the aggregate stock options exercised by the Chief Executive Officer and the Chairman of the Board for the fiscal year ended December 31, 1996:

             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTIONS/SAR VALUES

=======================================================================================
                                                         Number of
                                                         Securities        Value of
                                                         Underlying       Unexercised
                                                        Unexercised      In-the-Money
                                                      Options/SARs at     Options at
                                                         FY-End (#)       FY-End ($)
---------------------------------------------------------------------------------------
                     Shares Acquired      Value       Exercisable(E)/   Exercisable(E)/
       Name          on Exercise (#)   Realized ($)   Unexercisable(U) Unexercisable(U)
---------------------------------------------------------------------------------------
                                                            E      U            E     U
Patrick M. Ryan          20,000          150,000          30,000   0         330,000  0
---------------------------------------------------------------------------------------

                                                            E      U            E     U
Jay G. Destribats        10,000           73,150          10,000   0          107,500 0
---------------------------------------------------------------------------------------
=======================================================================================


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

   The Company employs Patrick M. Ryan as President and Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company under an employment contract that became effective January 31, 1997. Mr. Ryan is employed for a period of 24 months commencing January 31, 1997, and the contract automatically renews for like periods subject to approval, for continuation, by the Board of Directors of the Company, at the conclusion of each contract period. The employment contract provides for an annual base salary of $200,000 which salary will be reviewed by the Board of Directors or a duly appointed committee thereof at least annually, and any adjustments in the amount of salary on said review shall be fixed by the Board of Directors. Mr. Ryan is also entitled to participate or receive benefits under any retirement plan, salary continuation plan, pension plan, profit sharing plan, stock plan, group term replacement plan, health and accident plan, medical coverage or any other employee benefit plan or prerequisite arrangement currently available or which may be adopted by the Bank or the Company for its senior executives and key management employees, subject to and on a basis consistent with the terms and conditions and overall administration of such plans and arrangements, and is eligible for the use of a Company automobile.

   The employment contract may be terminated with or without cause (as defined in the employment contract). In the event the employment contract is terminated by the Company, other than for death, disability or cause, within three years after a Change in Control (as defined below), or by Mr. Ryan, other than for death, disability or cause, within six months after a Change in Control, Mr. Ryan will be entitled to receive an amount equal to three times his annual salary at the time of such termination in a lump-sum promptly after the occurrence of such termination or voluntary resignation. If the Company terminates the employment contract other than for death, disability or cause, and in the absence of a Change in Control, Mr. Ryan will be entitled to payment of the remaining term of his employment contract, at the annual salary currently being paid with payment to be made in a lump-sum payment upon termination. In addition, Mr. Ryan will receive a cash performance bonus equal to 2% of the profits of the Company, after taxes and prior to shareholder dividend payments, if earnings, in the fiscal year, exceed $3,999,999.99.

   The Bank has entered into a Salary Continuation Plan for the benefit of Patrick M. Ryan, dated October 28, 1994, whereby the Bank has agreed to make monthly payments to Mr. Ryan or his designated beneficiary upon the termination of his employment in certain circumstances and subject to certain conditions, as described below, based upon the amount of his annual salary at the time of termination (the "Final Annual Salary").

   If Mr. Ryan continues to be an employee of the Bank until his normal retirement date upon the attainment of age 65, which date is June 21, 2009, Mr. Ryan may thereafter retire and he or his designated beneficiary will be entitled to receive a monthly payment equal to (i) 50% of his Final Annual Salary divided by (ii) 12 (the "Monthly Retirement Payment"), payable for a period of 180 months or for his life, if longer.

   If Mr. Ryan becomes totally disabled, as determined by the Bank, while he is an employee of the Bank, and his employment terminates, the Bank will continue to pay Mr. Ryan for six months. Thereafter, if Mr. Ryan remains disabled, the Bank will continue to pay Mr. Ryan's final salary in equal monthly installments until Mr. Ryan attains age sixty-five (65). Any amount paid by the Bank pursuant to the preceding sentence will be reduced on a dollar-for-dollar basis by any payment received by Mr. Ryan under the Bank's long term disability insurance policies. Upon attaining his normal retirement date, the Bank will pay Mr. Ryan an amount equal to the retirement benefit that would have been paid under the terms of this plan had he continued his employment until his retirement at his then current salary.

   If Mr. Ryan terminates his employment with the Bank or if the Bank terminates Mr. Ryan's employment for any reason other than disability prior to June 21, 2009, the Bank will make 180 monthly payments to Mr. Ryan commencing June 21, 2009. Each payment will be in an amount equal to one-twelfth of the product obtained by multiplying (a) 50% of the Final Annual Salary by (b) a fraction, the numerator of which is the number of full years between the date of the Salary Continuation Plan and the date of termination of Mr. Ryan's employment and the denominator of which is the number of full years between the date of the Salary Continuation Plan and June 21, 2009. The foregoing will not apply, however, if the Bank terminates Mr. Ryan's employment because he has committed an act which exposes the Bank to economic harm or damages the reputation or good will of the Bank.

   In the event of a Change of Control of the Bank, (as defined below), and if Mr. Ryan either resigns from his position with the Bank or if his employment is terminated for any reason, which termination shall be deemed to have occurred if Mr. Ryan's responsibilities are diminished or assumed by another individual, then Mr. Ryan or his designated beneficiary will be entitled to receive the Monthly Retirement Payment as described above without reduction on account of termination prior to June 21, 2009.

   If Mr. Ryan dies before June 21, 2009, commencing with the first month following his death and continuing for 180 months thereafter, the Bank shall pay Mr. Ryan's named beneficiary a monthly amount equal to the amount that the Bank would have paid Mr. Ryan had he lived to his normal retirement date, as specified in the Salary Continuation Plan.

   The Company employs Jay G. Destribats as Chairman of the Board of Directors of the Bank reporting to the Board of Directors of the Bank and as Chairman of the Board of Directors of the Company under an employment contract that became effective January 31, 1997. Mr. Destribats is employed for a period of 24 months commencing January 31, 1997 and the contract automatically renews for like periods subject to approval, for continuation, by the Board of Directors of the Company, at the conclusion of each contract period. The employment contract provides for an annual base salary of $160,000 which salary will be reviewed by the Board of Directors or a duly appointed committee thereof at least annually, and any adjustments in the amount of salary on said review shall be fixed by the Board of Directors.

   Mr. Destribats is also entitled to participate or receive benefits under any retirement plan, salary continuation plan, pension plan, profit sharing plan, stock plan, group term replacement plan, health and accident plan, medical coverage or any other employee benefit plan or prerequisite arrangement currently available or which may be adopted by the Bank or the Company for its senior executives and key management employees, subject to and on a basis consistent with the terms and conditions and overall administration of such plans and arrangements, and is eligible for the use of a Company automobile. The employment contract may be terminated with or without cause (as defined in the employment contract). In the event the employment contract is terminated by the Company, other than for death, disability or cause, within three (3) years after a Change in Control (as defined below), or by Mr. Destribats, other than for death, disability or cause, within six months after a Change in Control, Mr. Destribats will be entitled to receive an amount equal to three times his annual salary at the time of such termination in a lump-sum promptly after the occurrence of such termination or voluntary resignation. If the Company terminates the employment contract other than for death, disability or cause, and in the absence of a Change in Control, Mr. Destribats will be entitled to payment of the remaining term of his employment contract, at the annual salary currently being paid with payment to be made in a lump-sum payment upon termination.

   For fiscal year 1996, Jay G. Destribats was paid a salary of $120,000 for his services as Chairman pursuant to a two-year employment contract. Mr. Destribats will be paid a salary of $160,000 in 1997 under the contract terms described above. Under the employment agreement, Mr. Destribats will devote a substantial amount of time to the Company and the Bank as Chairman of the Board of each. The Bank has also entered into a Salary Continuation Plan for the benefit of Mr. Destribats on terms comparable to the plan for Mr. Ryan discussed previously but with a normal retirement date at age 70 on March 27, 2005.

   For Purposes of Mr. Ryan's and Mr. Destribats' employment contracts, the term "Change of Control" means:

   (i) the acquisition by any person or group acting in concert of the beneficial ownership of 40% or more of any class of equity security of the Company, or

   (ii) the approval by the Board of Directors of the Company of the sale of all or substantially all of the assets of the Bank or the Company, or

   (iii) the approval by the Board of Directors of the Company of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

DIRECTOR COMPENSATION ARRANGEMENTS

   Non-employee directors of the Company (which includes all directors other than Mr. Destribats and Mr. Ryan) are paid $100 for each Company Board meeting attended which is not held on the same day as a Bank Board meeting is held. Non-employee directors are paid a fee of $600 per Bank Board meeting. Non-employee directors are also paid $150 for attending each committee meeting of the Board of Directors of the Company or the Bank ($200 in the case of the chairman of such meeting). When committee meetings are held on the same day, only one fee is paid to each such director who attends such meetings. In addition, the Company in 1996 paid premiums in the amount of $8,114 for health insurance for Ms. Buklad and Messrs. Edward M. Hendrickson and John C. Stewart. The aggregate compensation paid to non-employee directors in 1996 was $77,198.00. In 1996 non-employee directors were paid an annual retainer fee of $1,600 in addition to normal Board and committee fees. Directors fees and retainers for the Company and the Bank are not paid to directors who are also full time officers of the Bank or the Company.

   For 1997 Non-employee directors of the Company will continue to be paid $600 per Bank Board meeting. Non-employee directors will also be paid $200 for attending each committee meeting of the Board of Directors of the Company or the Bank and the chairman of each such committee will be paid $250. During 1997 all Non-employee directors will be paid an annual retainer of $5,000, to be paid in quarterly increments at the end of each calendar quarter.

   Pursuant to a Deferred Compensation Plan that became effective on January 1, 1995, non-employee directors are allowed to defer all or a portion of their annual fees and retainers. During 1996 the Company matched each director's deferral at a rate of $.50 per dollar deferred. The annual cost to the Company for 1996 was $57,180. If a participant ceases to be a director for any reason, such participant will at that time be entitled to receive from the Company the aggregate amount of his or her deferred fees and retainers and the Company's matching contributions, plus earnings on such amount at an annual rate which may vary from year to year. The rate is based upon the prime rate and is adjusted annually. The total amount to which any participating director will be entitled will depend upon several factors, including the number of years of participation and the amount of fees and retainers earned and deferred.

   In 1994, the Company's Board of Directors adopted the Yardville National Bancorp 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan is administered by a committee (the "1994 Plan Committee") of not less than two employee directors of the Company. Presently, Mr. Destribats and Mr. Ryan constitute the 1994 Plan Committee. Under the 1994 Plan, the 1994 Plan Committee may grant options to purchase up to 40,000 shares of Common Stock in the aggregate to non-employee directors of the Company. The purchase price per share under each option shall be determined by the 1994 Plan Committee but may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The 1994 Plan provides for adjustment of the number of shares subject to the 1994 Plan and the number of shares that may be purchased and the purchase price under each outstanding option in the event of any changes in the outstanding Common Stock by reason of stock dividends, stock splits, mergers, recapitalizations and similar events. The 1994 Plan Committee has discretion to establish the term and vesting schedule for each option, although the term may not exceed ten years, and the 1994 Plan provides that options generally will vest during a period of up to five years after the date of grant.

   On June 12, 1996 the Plan Committee granted Elbert Basolis, Jr. an option to purchase up to 3,200 shares of Common Stock, at a purchase price of $15.75 per share. The option was exercisable in full immediately upon grant. At the time of grant, the number of shares that could be purchased by exercise would be reduced in installments of 800 shares in each of the twelve-month periods ending on June 11, 2000, if and to the extent that the option had not been exercised to purchase such installment of 800 shares by the end of the period.

   As of march 26, 1997 there were 8,800 options available for grant under the 1994 Plan.

                              PERFORMANCE GRAPH

   The following graph shows the percentage change in the cumulative total return performance to holders of the Company's Common Stock with that of Total Return Index for The NASDAQ Stock Market (U.S. Companies) and the peer group index of NASDAQ Bank Stocks, both of which are published indexes. This comparison includes the period beginning December 31, 1991 through December 31, 1996. The Company's shares of Common Stock are traded on the NASDAQ National Market System under the symbol "YANB". The comparison of the cumulative return for each investment assumes that $100 was invested in the Company's Common Stock on June 9, 1995, the date on which the Company's common stock began trading on the NASDAQ National Market System.


                Comparison of Five Year-Cumulative Total Return
                             Performance Graph for
                           Yardville National Bancorp

$180 --------------------------------------------------------------------------

                                                                             $
$160 --------------------------------------------------------------------------

                                                                             @*
$140 --------------------------------------------------------------------------

                                                            $
$120 -------------------------------------------------------@------------------
                                                            *

$100 --------------------------------------------------------------------------

                                  @$           @$
 $80 --------------------------------------------------------------------------
                     @$
     @
 $60 --------------------------------------------------------------------------
     $

 $40 --------------------------------------------------------------------------
     12/31/91     12/31/92     12/31/93     12/30/94     12/29/95      12/31/96
                                      16

----------------------------------------------------------------------------------------------------------------------------------
                                     Legend
Symbol  CRSP Total Return Index for:         12/31/91       12/31/92       12/31/93       12/30/94       12/29/95       12/31/96
------  ----------------------------         --------       --------       --------       --------       --------       --------
*       Yardville National Bancorp                                                                         113.9         144.9
@       Nasdaq Stock Market (US Companies)     64.9           75.5           86.7            84.8          119.9         147.5
$       Nasdaq Bank Stocks                     51.7           75.2           85.8            85.4          127.3         168.2

Notes:
A. The lines represent monthly index levels derived from compunded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previsous trading days.

C. If the monthly interval, based on fiscal year-end, is not a trading day, the preceeding trading days is used.

D. The index levels for all series was set to $100.00 on June 9,m 1995, when the Company began to trade on the open market.
----------------------------------------------------------------------------------------------------------------------------------

                ORGANIZATION AND COMPENSATION COMMITTEE REPORT

   The following report was prepared by the Organization and Compensation Committee of the Board of Directors of the Company (the "Committee"), consisting of two internal directors and three independent outside directors. The Committee is responsible for establishing and overseeing policies governing long-term compensation programs for executive level officers of the Company, to attract, motivate and retain key executives responsible for the success of the Company as a whole. The actions of the Committee are presented to the Board of Directors for ratification. When the Committee's actions relate to officers who are Directors, the Board (exclusive of the Officer-Directors) reviews the recommendations of the Committee and approves final compensation arrangements.

   The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork.

   Within this overall philosophy, the Committee's specific objectives are to:

   Offer a total compensation program that takes into account the compensation practices and financial performance for comparable positions in other financial institutions.

   Promote achievement of year-to-year financial and business objectives for the Company and the Bank.

   Motivate key executives to fulfill their responsibilities in meeting their corporate business objectives.

   Reward executives for long-term strategic management and the enhancement of shareholder value through ownership of the Company.

   There are three major components of the Company's executive officer compensation:

    1) Base Annual Salary
    2) Annual Incentive Awards (Cash Bonuses and Supplemental Salary
       Compensation)
    3) Long Term Incentive Awards (Stock Options)

   The Committee determines compensation by evaluating the responsibilities of the position held and the experience of the individual and considers compensation practices and financial performance for comparable positions within the Company's peer group of financial institutions of comparable size and structure.

   Generally, annual salary adjustments, cash bonuses and supplemental salary compensation are determined by evaluating the performance of the Company and each executive officer. The Committee considers financial and non-financial performance such as market share, operational productivity, loan servicing, innovation and enhancement of employee development and customer satisfaction, however, it does not apply any specific formula or assign any specific weights to these factors in making compensation decisions.

   In reviewing and establishing the Chairman of the Board's and Chief Executive Officer's (CEO) annual salary, the Committee places significant emphasis on the Company's financial performance and takes into account annual salaries of peer banks and banks geographically approximate to the Company's market area. The CEO's annual cash bonus is determined pursuant to the formula described below.

   In 1995, pursuant to a two year employment agreement, Mr. Destribats was paid a salary of $90,000, which was increased to $120,000 in 1996 for his services as Chairman of the Board. In 1997 the Committee established Mr. Destribats annual salary at $160,000. The increase in Mr. Destribats salary is the result of his superior business development and public relations skills. Mr. Destribats is instrumental in providing direction regarding facilities management and branch planning for the Company. As Chairman of the Board, Mr. Destribats also provides leadership in governing the actions of the Board of Directors in developing policies and providing strategic direction for the Company and its management.

   In October 1994, the Committee established Mr. Ryan's annual salary at $150,000 based upon the improved financial condition and growth of the Company during 1993 and 1994, which the Committee attributed to Mr. Ryan's leadership. Mr. Ryan's salary, under his employment contract, may be adjusted annually. In the Committee's view Mr. Ryan's leadership in 1995 led to the further expansion of the retail network, an improved financial condition, a successful public offering of the Common Stock, the listing of the Common Stock for trading on the NASDAQ National Market System
(NMS) and the Company's increased presence in the community. Based upon 1995 results and considering the bonus provision in Mr. Ryan's employment agreement, Mr. Ryan's salary was maintained in 1996 at $150,000.

   In January 1997 Mr. Ryan's annual salary was increased to $200,000 with the potential to receive a cash bonus equal to 2% of fiscal year-end profits of the Company after taxes and prior to shareholder dividend payments, if earnings exceed $3,999,999. The increase in Mr. Ryan's annual salary in 1997 is a result of several factors. Net income in 1996 increased 18.3% over 1995, continuing four years of sustained earnings growth. The benefits of the Company's NASDAQ NMS listing were reflected in 1996 with improved stock liquidity. The performance and financial stability of the Company is reflected in the stock's strength in 1996. Under Mr. Ryan's direction and leadership in 1996, the Company continued its retail expansion with the opening of two new branch offices and the Company completed a major technology upgrade that included the purchase and installation of computer systems (hardware and software), which will enable the Company to expand its product line and continue to provide quality customer service well into the future.

                  ORGANIZATION & COMPENSATION COMMITTEE MEMBERS

                          F. KEVIN TYLUS (CHAIRMAN)
                              JAY G. DESTRIBATS
                               PATRICK M. RYAN
                            ELBERT G. BASOLIS, JR.
                           WELDON J. McDANIEL, JR.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Organization and Compensation Committee of the Company's Board of Directors is responsible for recommending annual compensation and long-term compensation plans for executive officers of the Company. Recommendations are then evaluated and ratified by the full Board of Directors. Annual compensation and long-term compensation plans for Messrs. Destribats and Ryan are determined by the non-employee directors of the Committee.

                     COMPLIANCE WITH SECTION 16(A) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities ("ten-percent holders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent holders were satisfied.

            CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

   Mr. Destribats, the Chairman of the Board of the Company and member of the Organization and Compensation Committee, is a partner in the law firm of Destribats, Campbell, DeSantis, Magee and O'Donnell. The firm performed general legal services for the Bank during 1996 and continues to perform such services in 1997. In 1996, Destribats, Campbell, DeSantis, Magee and O'Donnell were paid $45,764 by the Bank for its services.

   Certain directors and officers of the Company and their associates are or have been in the past customers of and have had transactions with the Bank, and it is expected that such persons will continue to have such transactions in the future. The aggregate extension of credit to directors, officers, and their associates as a group was approximately $3.3 million as of December 31, 1996. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of the Company and the Bank, did not involve more than normal risks of collectibility or present other unfavorable features.

   The Bank has had, and expects in the future to have, banking transactions in the ordinary course of business with many of its directors, executive officers and principal shareholders (and their associates) on substantially the same terms as those prevailing for comparable transactions with others.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The firm of KPMG Peat Marwick, LLP independent public accountants, has audited the books and records of the Bank since 1979. The Board expects to retain KPMG Peat Marwick, LLP as the Company's independent public accountants for the 1997 fiscal year.

   KPMG Peat Marwick, LLP has advised the Company that one or more of its representatives will be present at the Annual meeting to make a statement if they so desire and to respond to appropriate questions.

                            SHAREHOLDER PROPOSALS

   A shareholder who wishes to nominate any individual as a director or have the shareholders take any action at the Annual Meeting of Shareholders in 1998 shall notify the secretary of the Corporation at 3111 Quakerbridge Road, Trenton, New Jersey 08619 by registered mail, return receipt requested, by February 20, 1998. Any such notice by a shareholder shall specify (I) the name of the shareholder who will make the nomination or proposal or on whose behalf the proposal or nomination will be made, (II) the names of all other shareholders who are acting directly or indirectly with the proposing shareholder or have an understanding directly or indirectly with the proposing shareholder, (III) the number of shares which the shareholder reasonably anticipates may be voted in favor of the proposal, and (IV) the name, address and business background of any nominee and/or the full text of any proposal. In order for a shareholder proposal to be included in the Company's Proxy Statement for the Annual Meeting of Shareholders in 1998, in addition to meeting all of the requirements set forth above, the Company must receive the proposal by November 27, 1997.

                                OTHER MATTERS

   The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendations of the Board of Directors.

   Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         STEPHEN F. CARMAN, Secretary

March 27, 1997
Trenton, New Jersey

                                                                     EXHIBIT A
                          YARDVILLE NATIONAL BANCORP
                            1997 STOCK OPTION PLAN

(1) PURPOSES OF PLAN.

   The 1997 Stock Option Plan (the "Plan") is designed to assist Yardville National Bancorp (the "Company") in attracting and retaining highly qualified persons as employees of the Company and its Subsidiaries and to provide such key employees with incentives to contribute to the growth and development of the business of the Company. This Plan provides for the granting of both incentive stock options under Section 422 of the Code and non-qualified stock options.

(2) DEFINITIONS

   Unless the context otherwise indicates, the following terms have the following meanings:

"Board" - means the Board of Directors of the Company as constituted from time to time.

"Business Day" - means a day (other than a Saturday or Sunday) on which the principal office of the Company is open for the conduct of normal business.

"Change of Control" - means the acquisition by any person or group acting in concert of beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of forty percent (40%) or more of any class of equity security of the Company.

"Code"- means the Internal Revenue Code of 1986, as the same may from time to time be amended.

"Committee" - means the Committee referred to in Section 4 hereof.

"Common Stock" - means the Common Stock, no par value, of the Company.

"Designated Beneficiary" - means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee may implement from time to time.

"Director" - means a member of the Board, who is not currently an officer of the Company or Subsidiary of the Company, or otherwise currently employed by the Company or Subsidiary of the Company; who does not receive compensation either directly or indirectly from the Company or Subsidiary of the Company, for services rendered as a consultant or in any other capacity other than as a Director; and otherwise qualifies as a "Non-Employee director" under Rule 16b-3 under the Exchange Act.

"Employee" - means any employee (including any officer) of the Company or any Subsidiary of the Company.

"Exchange Act" - means the Securities and Exchange Act of 1934, as it may be amended from time to time, or any successor act or statute.

"Fair Market Value" - means the fair market value of Common Stock as determined by the Committee in accordance with Section 6(b) hereof.

"Incentive Stock Options" - means stock options which constitute incentive stock options within the meaning of Section 422, or any successor section, of the Code having the provisions specified in the Plan for such incentive stock options.

"Non-Qualified Stock Options" - means stock options to purchase shares of Common Stock granted to a participant under the Plan which are not intended to be Incentive Stock Options.

"Parent" - means "Parent Corporation" as defined in Section 424(e), or any successor section, of the Code.

"Stock Option Agreement" - means a stock option agreement entered into between the Company and an employee pursuant to the Plan period.

"Subsidiary" - means "Subsidiary Corporation" as defined in Section 424(f), or any successor section, of the Code.

"Ten Percent Shareholder" - shall mean any person who, immediately after any option is granted to such person, owns within the meaning of Section 422 (b)
(6), (or any successor section of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, its Parent, if any, or its Subsidiaries.

(3) STOCK SUBJECT TO PLAN.

   The shares to be issued upon exercise of the options granted under the Plan shall be Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan shall be 200,000 shares (subject to adjustment as provided in section 9 hereof). The Common Stock to be issued upon exercise of the options may be authorized but unissued shares or treasury shares, as determined from time to time by the Committee. If any option granted under the Plan shall expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares of Common Stock previously subject to such option shall become available for new options.

(4) ADMINISTRATION.

   (a) The Plan shall be administered by a Stock Option Committee (the "Committee") of not less than two Directors. The Board shall annually appoint the members of the Stock Option Committee at the annual reorganization meeting of the Board.

   (b) The Board shall fill all vacancies on the Committee and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its proceedings. Action by a majority of the Committee members present at any meeting at which a quorum is present, or action approved in writing by all members of the Committee without a meeting, shall constitute the acts of the Committee.

   (c) Subject to the provisions of the Plan, the Committee shall have the full and final authority to (i) determine the Employees to whom, and the times at which, options shall be granted and the number of shares subject to each option;
(ii) prescribe, amend and determine the provisions of options granted under the Plan (which need not be identical) and, with the consent of the holder thereof, amend or modify any option; (iii) determine the provisions of options granted under the Plan (which need not be identical) and with the consent of the holder thereof, amend or modify any option; (iv) interpret the Plan and the respective options; and (v) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee shall be binding upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any option granted under it.

   (d) The provisions of this Section 4 shall survive any termination of the Plan.

(5) ELIGIBILITY FOR AWARD OF OPTIONS.

   (a) Options may be granted only to Employees. Any reference in the Plan to "employment by the Company" shall also be deemed to include employment by any Subsidiary of the Company. Determination by the Committee or the Board, as to who are eligible Employees shall be conclusive.

   (b) A person who is a director of the Company or any Subsidiary shall not be considered an employee for the purpose of the Plan solely because he or she is a director. However, a person who is an employee shall not be disqualified by virtue of being a director of the Company or any Subsidiary.

   (c) More than one option may be granted to any eligible employee.

(6) OPTION PRICE.

   (a) The purchase price of the Common Stock under each option shall be determined by the Committee. The purchase price shall be at least 100 percent (100%) of the Fair Market Value on the date of the grant of the option. The purchase price under an Incentive Stock Option granted to an employee who is a Ten Percent Stockholder shall be at least 110% of the Fair Market Value on the date of the grant of the Incentive Stock Option.

   (b) "Fair Market Value", as of the time of any determination by the Committee, shall mean the closing price of a share of Common Stock on the immediately preceding business day as reported by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar organization if NASDAQ is no longer reporting such information.

(7) FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN

   The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during the calendar year (under the Plan or any other plan of the Company, its Parent, if any and its Subsidiaries) shall not exceed the sum of $100,000. Such aggregate Fair Market Value shall be determined as of the date such Options is granted.

   Incentive Stock Options

   For Incentive Stock Options, the optionee will not realize any taxable income upon receipt of shares upon the exercise of the option. However, the excess of the Fair Market Value of the stock on the date of exercise over the exercise price is an item of adjustment to be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon exercise are held at least two years from the date of grant and one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). If the two year and one year holding periods are not met (a "disqualifying disposition"), an optionee will realize ordinary income in the year of disposition in an amount equal to the lesser of (i) the Fair Market Value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term or short-term gain depending upon whether the stock has been held for more than twelve months. If an optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

   In general, if an optionee in exercising an Incentive Stock Option tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another Incentive Stock Option and the tender is within two years from the date of grant or one year after the date of exercise of the other Incentive Stock Options, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other Incentive Stock Option.

   As noted above, the exercise of an Incentive Stock Option could subject the optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the Fair Market Value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of adjustment for purposes of the alternative minimum tax. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in a given year. (alternative minimum tax, if applicable, would be incurred equal to 26% of the excess alternative minimum taxable income up to $175,000 and 28% for any amount in excess of $175,000).

   Non-Qualified Stock Options

   Non-Qualified Stock Options granted under the 1997 Plan do not qualify as Incentive Stock Options and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted an Non-Qualified Stock Option. However, upon its exercise, the optionee will recognize ordinary income for Federal tax purposes measured by the excess of the then Fair Market Value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes. Generally upon exercise of a Non-Qualified Stock Option, the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise.

   The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a Non-Qualified Stock Option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired upon the exercise of a Non-Qualified Stock Option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

   Tax Rates

   Under current law, the maximum marginal Federal income tax rate on ordinary income is 39.6%. The maximum Federal income tax imposed on net capital gains, however, is 28%. Net capital gains means the excess of net long-term capital gains over net short-term capital loss. Net short-term capital gains may be taxed at rates for ordinary income. Capital losses may be offset only against capital gains and may be deducted against ordinary income only to the extent of three thousand dollars ($3,000) per year. There are proposals currently being considered by Congress that would change the taxation of capital gains and losses.

   The foregoing Federal income tax information is a summary only, and does not purport to be a complete statement of the relevant provisions of the Code. Because of the complexity of the Federal income tax laws and the application of various state income tax laws, optionees are advised to consult their personal tax advisors before exercising an option or disposing of any stock received pursuant to the exercise of an option.

(8) TERMS AND EXERCISE OF OPTIONS.

   (a) Maximum 10 Year Termination Date. Each option shall expire no later than ten years after the date on which it shall have been granted, but the Committee in its discretion may prescribe a shorter period for any individual option or options. Any Incentive Stock Option granted to a person who is a Ten Percent Stockholder shall terminate no later than 5 years after the date on which the Incentive Stock Option was granted. The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date of the option."

   (b) Vesting.

         (i) Options shall be exercisable at such times and in such installments, if any, as the Committee may determine. In the event any option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise provided in the Stock Option Agreement.

        (ii) While the Committee may set any vesting schedule which it wishes, it is the expectation of the Board in adopting this Plan that the options vest during a period of up to five years after the date of grant. For example, the Committee may provide that only 25% of the shares granted under the option may be purchased during the first year after the date of grant, an additional 25% of the shares may be purchased commencing two years after the date of grant and 100% of the stock may be purchased only 4 years after the date of the grant.

       (iii) In connection with any proposed sale or conveyance of all or substantially all of the assets of the Company or of any proposed consolidation or merger of the Company or of any proposed Change in Control of the Company, the Board in its discretion may accelerate the vesting schedule of any or all options. In the event the Board does determine to accelerate the vesting schedule, it shall notify each holder of an option whose vesting schedule has been accelerated.

   (c) Means of Exercise of Option. An option shall be exercised by written notice to the Secretary or Treasurer of the Company at its principal office. The notice shall specify the number of shares as to which the option is being exercised and shall be accompanied by payment in full of the purchase price for such shares. An optionee at his discretion may, in lieu of cash payment, deliver Common Stock already owned, with a Fair Market Value (on the date of exercise) equal to the purchase price for the shares being acquired pursuant to exercise of the option, as payment for the exercise of any option. In the event an option is being exercised in whole or in part, by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said option. An optionee shall not, by virtue of granting of an option, be entitled to any rights of a shareholder in the Company and he shall not be considered a record holder of shares purchased by him until the date on which he shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any option and shall not be required to pay to the person exercising the option the cash equivalent of any fractional share interest unless so determined by the Committee.

   (d) Options are Non-Transferable. No stock option may be transferred by the optionee (except in connection with death or disability as provided in Section 8
(j).

   (e) Options Lapse 3 Months After Termination of Employment. In the event of the termination of an optionee's employment by the Company or its Subsidiaries at any time for any reason (excluding disability or death), his option and all rights thereunder shall be exercisable by the optionee at any time within three
(3) months thereafter but only to the extent exercisable by him on the date of termination of his employment and in no event later than the termination date of his option.

   (f) Options Exercisable 12 Months After Termination in the Event of Disability. In the event an employee is permanently and totally disabled (within the meaning of Section 422 (c) (6), or any successor section, of the Code), his option and all rights thereunder shall be exercisable by the optionee at any time within twelve (12) months of his termination of employment, but in no event later than the termination date of the option.

   (g) Options Exercisable 12 Months After Date of Death. If an optionee shall die while in the employ of the Company or any of its Subsidiaries, his option may be exercised within twelve (12) months after the date of his death, but only to the extent exercisable by the optionee at his death and the option may not be exercised later than the termination date of the option.

   (h) No Right to Continued Employment. Nothing in the Plan or in any option granted pursuant hereto shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries or prevent or interfere in any way with the right of the Company or its Subsidiaries to terminate his employment at any time, with or without cause.

   (i) Options Must Be Evidenced by Writing. Each option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement, duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

   (j) In the event of an Employee's death or disability (within the meaning of Section 422(c)(6), or any successor section, of the Code), such Employee's Designated Beneficiaries, legal representative or executor shall have the right to exercise such Employee's options to the same extent as such Employee would have under Sections 8(e), (f) or (g), as applicable, as of the date on which such Employee's employment by the Company or any Subsidiary terminated.

(9) ADJUSTMENTS.

   The Stock Option Agreement shall contain appropriate provisions for the adjustment of the kind and number of shares subject to each outstanding option and the purchase price under each option in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalization, reorganizations, mergers, consolidations, combinations or exchanges of shares, and the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan shall be appropriately adjusted by the Committee or Board, whose determination shall be binding and conclusive.

(10) AMENDMENT AND TERMINATION.

   (a) Unless the Plan shall have been sooner terminated as provided herein, no incentive stock option shall be granted hereunder after April 24, 2007. The Board may at any time suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 9), (ii) extend the period during which options may be granted or exercised or (iii) make any other change unless the Board determines that the change would not materially increase the cost of the Plan to the Company. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the Employee to whom any option shall have theretofore been granted (or the person or persons entitled to exercise such option under Section 8 (f) or (g) of the Plan), terminate his option or adversely affect his rights thereunder.

   (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the assets of the Company or of any proposed consolidation or merger of the Company, the Company may give written notice to the holder of any option that his option may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice.

   In the event such notice shall have been given, any such option may be exercised either in whole or in part notwithstanding the vesting period required under the terms of the option for the exercise thereof. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any option shall be affected by such notice except that such option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six (6) months.

(11) INDEMNIFICATION.

   Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he is or was a member of the Committee or the Board insofar as relates to the Plan shall be indemnified by the Company, and the Company may advance his related expenses, to the full extent permitted by law and/or the By-Laws of the Company.

(12) EFFECTIVE DATE OF THE PLAN.

   The Plan shall become effective on, and options may be granted thereunder after April 24, 1997, provided, however, that if the Plan shall not be approved by the holders of a majority of the outstanding voting stock of the Company within twelve months of said date, the Plan and all options granted thereunder shall be and become null and void, and provided, further, that no options granted by the Committee may be exercised prior to the approval of the Plan by shareholders.

(13) EXPENSES.

   The Company shall pay all fees and expenses incurred in connection with the establishment and administration of the Plan.

(14) GOVERNMENT REGULATIONS, REGISTRATION, AND LISTING OF STOCK.

   (a) The Plan, and the grant and exercise of options thereunder, and the Company's obligation to sell and deliver stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

   (b) Unless a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issued upon exercise of any option (which registration shall not be required), the Company shall require that the offer and sale of such shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Company may require, as a condition precedent to the exercise of any option, that the person exercising the option give to the Company a written representation and undertaking, satisfactory form and substance to the Company, that he is acquiring the shares for his own resale thereof and otherwise establish to the Company's satisfaction that the offer or sale of the shares issuable upon exercise of the option will not constitute or result in any breach or violation of the

Act or any similar state act or statute or any rules or regulations thereunder. In the event a registration statement under the Act is not then in effect with respect to the shares of Common Stock issued upon exercise of an option, the Company shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

   (c) In the event the class of shares issuable upon the exercise of any option is listed on any national securities exchange, the Company shall not be required to issue or deliver any certificate for shares upon the exercise of any option prior to the listing of the shares so issuable on such national securities exchange and prior to the registration of the same under the Securities Exchange Act of 1934 or any similar act or statute.

                          YARDVILLE NATIONAL BANCORP
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           THURSDAY, APRIL 24, 1997
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Elbert G. Basolis, Jr. and Weldon J. McDaniel, Jr. and each of them, as Proxy, each with full power of substitution, to vote all of the shares of YARDVILLE NATIONAL BANCORP standing in the undersigned's name at the Annual meeting of Shareholders of Yardville National Bancorp, to be held at La Villa Ristorante, 2275 Kuser Road, Hamilton, New Jersey on Thursday, April 24, 1997 at 10:00 A.M., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

   This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the four nominees for director shown below and FOR the amendment to the Company's 1988 Stock Option Plan and FOR approval of the 1997 Stock Option Plan.

   The Board of Directors recommends a vote FOR each of the proposals described below.

1. PROPOSAL I - ELECTION OF FOUR DIRECTORS.
   / / FOR the nominees listed below (except as marked to the contrary below)

   / / WITHHOLD AUTHORITY to  vote for  all nominees listed above.

   FOR TERMS EXPIRING IN 2000: LORRAINE BUKLAD, SIDNEY L. HOFING, JAMES J.
                               KELLY, and LOUIS R. MATLACK

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write that nominee's name on the following line.

-----------------------------------------------------------------------------

2. PROPOSAL II - Amendment to the Company's 1988 Stock Option Plan regarding extensions of time to exercise options under conditions of disability or death.
                       / / FOR     / / AGAINST     / / ABSTAIN

                   (Continued and to be signed on other side)

3. PROPOSAL III - Approval of the 1997 Stock Option Plan.
                       / / FOR     / / AGAINST     /  / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Date: March 27, 1997

                               -------------------------------------------------
                                                  SIGNATURE

                               -------------------------------------------------
                                                  SIGNATURE

                               Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.